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                                                                     EXHIBIT 4.1



               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


                         WESTERN FOOD DISTRIBUTORS, INC.

               20,000,000 AUTHORIZED SHARES      $.001 PAR VALUE
                                  NONASSESSABLE



This Certifies that


is the record holder of


             shares of WESTERN FOOD DISTRIBUTORS, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
              This Certificate is not valid until countersigned by
                      the Transfer Agent and the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of
its duly authorized officers.                             Dated:


----------------------                                    ----------------------
Secretary/Treasurer                                       President

                                [Corporate Seal]


                                                    Countersigned and Registered
                                                          Silver State Registrar
                                      P.O. Box 17885, Salt Lake City, Utah 84117
                                      By:                   Authorized Signature
                                      ------------------------------------------